SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 19, 2007
Date of Report (Date of earliest event reported)
The Pepsi Bottling Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14893	13-4038356
(Commission File Number)	(IRS Employer Identification No.)
One Pepsi Way, Somers, NY 10589
(Address of Principal Executive Offices)
(914) 767-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     Effective October 19, 2007, The Pepsi Bottling Group, Inc. (the “Company”) and Bottling Group, LLC (the Company’s primary operating subsidiary) amended and restated the Company’s existing revolving credit facility (originally dated as of March 22, 2006) with Citibank N.A., as agent for the lenders, and the other lenders named therein (the “Credit Facility”). Pursuant to the amendment, and in connection with the termination of a separate credit facility (as described in Item 1.02 below), the amount available under the Credit Facility was increased from $450 million to $1.2 billion. The Company has the ability to increase the capacity under the Credit Facility by an additional $500 million, subject to lender approval. The Credit Facility, which terminates on October 19, 2012, is guaranteed by Bottling Group, LLC. At this time, the Company has not borrowed any funds under the Credit Facility.
     The lending group for the Credit Facility consists of: Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and book managers; Citibank, N.A., as agent; HSBC Bank USA, N.A., as syndication agent; Bank of America, N.A., Deutsche Bank Securities, Inc. and JPMorgan Chase Bank, National Association, as co-documentation agents; and the other lenders from time to time party to the Credit Facility. Pursuant to the amendment, Bank of America, N.A. became a co-documentation agent in place of one of the previous co-documentation agents under the original Credit Facility.
     A copy of the First Amended and Restated Credit Agreement is included in this Form 8-K as Exhibit 10.1 and is incorporated by reference. The foregoing description of the amended Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amended and Restated Credit Agreement.
     In the ordinary course of their respective businesses, the lenders and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.
Item 1.02. Termination of a Material Definitive Agreement.
     In connection with the Company and Bottling Group, LLC entering into the amended and restated Credit Facility described in Item 1.01 above, effective October 19, 2007, the Company terminated its existing $550 million credit agreement, dated as of April 28, 2004, as amended, supplemented and modified, by and among: the Company, as borrower; Bottling Group, LLC, as guarantor; JPMorgan Chase Bank, as agent; Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and book managers; Bank of America, N.A., Citicorp USA, Inc., Credit Suisse First Boston and Deutsche Bank Securities Inc., as syndication agents; and the other lenders from time to time party to the credit agreement.

Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.
10.1	U.S. $1,200,000,000 First Amended and Restated Credit Agreement dated as of October 19, 2007 by and among The Pepsi Bottling Group, Inc., as borrower; Bottling Group, LLC, as guarantor; Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and book managers; Citibank, N.A., as agent; HSBC Bank USA, N.A., as syndication agent; Bank of America, N.A., Deutsche Bank Securities, Inc. and JPMorgan Chase Bank, National Association, as co-documentation agents.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2007	The Pepsi Bottling Group, Inc.
	By:	/s/ David Yawman
David Yawman
Vice President, Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1
U.S. $1,200,000,000 First Amended and Restated Credit Agreement dated as of October 19, 2007 by and among The Pepsi Bottling Group, Inc., as borrower; Bottling Group, LLC, as guarantor; Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and book managers; Citibank, N.A., as agent; HSBC Bank USA, N.A., as syndication agent; Bank of America, N.A., Deutsche Bank Securities, Inc. and JPMorgan Chase Bank, National Association, as co-documentation agents.